EXHIBIT 23.1

                 OPINION AND CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of our report dated April 16, 2001 relating to the financial statements of Versata, Inc., which appears in Versata, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated April 16, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                              /s/ PricewaterhouseCoopers LLP

                                                  PricewaterhouseCoopers LLP

San Jose, CA
October 4, 2001